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                                                                    EXHIBIT 23.5

                         [AvSOLUTIONS, INC. LETTERHEAD]






                             CONSENT OF AvSOLUTIONS


     We refer to the Prospectus Supplement dated December 7, 2000, of United Air Lines, Inc. Related to the offer and sale of $1,505,667,000 aggregate face amount of Pass Through Certificates, Series 2000-02 (the "Prospectus"). We hereby consent to the inclusion of our report dated December 7, 2000, in the Prospectus and to the reference to our firm's name in the Prospectus under the caption "Experts."



Date:  December 8, 2000            By: /s/ MARY K. (KATHY) KINGSTON
                                      ------------------------------------------
                                      Mary K. (Kathy) Kingston
                                      Manager-Aircraft Appraisals